LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING
OBLIGATIONS


Know all by these presents, that the undersigned hereby makes, constitutes and appoints David J. Hoyt and Paul N. Silverstein, as the undersigned's true and lawful attorney-in-fact with full power and authority as hereinafter described to:

(1) prepare, execute and
acknowledge for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or a beneficial owner of more than 10 percent of common stock of Distributed Energy Systems Corp. (the
"Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

(2) do and perform any and
all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

(3)
seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

(4) take
any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The
undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that: (i) this power of attorney authorizes the attorney-in-fact to act in his discretion in preparing Forms 3, 4 and 5 on information provided to the attorney-in-fact without independent verification of such information; (ii) the attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act; (iii) neither the Company nor the foregoing attorney-in-fact assume any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act or any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the
undersigned has caused this Limited Power of Attorney to be executed as of this 22nd day of October, 2004.


/s/ Lloyd I. Miller, III

Signature

Lloyd I. Miller, III
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